United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 22, 2004

UTi Worldwide Inc.

(Exact name of Registrant as Specified in its Charter)

000-31869
(Commission File Number)

British Virgin Islands (State or Other Jurisdiction of Incorporation or Organization)	N/A (IRS Employer Identification Number)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 19500 Rancho Way, Suite 116 Rancho Dominguez, CA 90220 USA

(Addresses of Principal Executive Offices)

310.604.3311
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.
Current Report on Form 8-K
December 22, 2004

Unless the context otherwise indicates, references in this Current Report on Form 8-K to “we,” “us,” “our” or “UTiW” refer to the Registrant, UTi Worldwide Inc.

Item 7.01. Regulation FD Disclosure.

On December 22, 2004, we announced the closing of the previously announced underwritten offering of our ordinary shares in connection with certain monetization transactions being conducted by United Service Technologies Limited (“Uniserv”). The news release announcing the closing and exercise of the over-allotment option is attached as Exhibit 99.1 to this Current Report on Form 8-K and such release is deemed to be furnished and not “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended.

Item 8.01. Other Events.

As indicated above, on December 22, 2004 the previously announced underwritten offering of UTIW ordinary shares in connection with certain monetization transactions being conducted by Uniserv closed. Also on December 22, 2004, all conditions precedent to Uniserv’s right to borrow under the credit facilities established in connection with the monetization transaction were satisfied and Uniserv exercised its draw-down right under those facilities. As a result, the equity interests of all of Uniserv’s shareholders, other than those held by PTR Holdings Inc., were reduced solely to the entitlement to receive the payment of the applicable merger consideration payable to them in connection with the previously disclosed merger involving Uniserv.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
99.1	News Release dated December 22, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UTi Worldwide Inc.
Date: December 22, 2004	By:	/s/ Lawrence R. Samuels
Lawrence R. Samuels
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit	Description
99.1	News Release dated December 22, 2004